WS5989b
                          THE 59 WALL STREET FUND, INC.
                             ARTICLES SUPPLEMENTARY

     The 59 Wall Street Fund, Inc., a Maryland corporation (which is hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of The 59 Wall Street Inflation-Indexed Securities Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I Shares" class of The 59 Wall Street Inflation-Indexed Securities Fund series and (ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of The 59 Wall Street Inflation-Indexed Securities Fund series of the Corporation's capital stock as a separate class of The 59 Wall Street Inflation-Indexed Securities Fund series, such class being designated as the "Class N Shares" class of The 59 Wall Street Inflation-Indexed Securities Fund series.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of The 59 Wall Street International Equity Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I Shares" class of The 59 Wall Street International Equity Fund series and (ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of The 59 Wall Street International Equity Fund series of the Corporation's capital stock as a separate class of The 59 Wall Street International Equity Fund series, such class being designated as the "Class N Shares" class of The 59 Wall Street International Equity Fund series.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors (i) has duly designated and classified twenty-five million (25,000,000) shares of the authorized but unclassified shares of the Corporation's capital stock into a new class of shares of The 59 Wall Street Tax-Efficient Equity Fund series of the Corporation's capital stock, with such shares being designated and classified as the "Class I Shares" class of The 59 Wall Street Tax-Efficient Equity Fund series and (ii) has duly designated and classified the existing twenty-five million (25,000,000) shares of the issued and unissued authorized shares of The 59 Wall Street Tax-Efficient Equity Fund series of the Corporation's capital stock as a separate class of The 59 Wall Street Tax-Efficient Equity Fund series, such class being designated as the "Class N Shares" class of The 59 Wall Street Tax-Efficient Equity Fund series.

         FOURTH: Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, $0.001 par value per share, twenty-five million (25,000,000) shares of authorized capital stock being designated to each of the following twelve series: The 59 Wall Street European Equity Fund series, The 59 Wall Street Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series, The 59 Wall Street Pacific Basin Equity Fund series, The 59 Wall Street Tax-Efficient Equity Fund series, The 59 Wall Street Broad Market Fixed Income Fund series, The 59 Wall Street High Yield Fixed Income Fund series, The 59 Wall Street U.S. Equity Fund series, The 59 Wall Street Emerging Markets Fund series, The 59 Wall Street Mid-Cap Fund series, The 59 Wall Street Opportunities Fund series and The 59 Wall Street Small Company Fund series.

         Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue two billion five hundred million (2,500,000,000) shares of capital stock, $0.001 par value per share, twenty-five million (25,000,000) shares of authorized capital stock being designated to each of the following nine series: The 59 Wall Street Broad Market Fixed Income Fund series, The 59 Wall Street High Yield Fixed Income Fund series, The 59 Wall Street U.S. Equity Fund series, The 59 Wall Street Emerging Markets Fund series, The 59 Wall Street Mid-Cap Fund series, The 59 Wall Street Opportunities Fund series, The 59 Wall Street Small Company Fund series, The 59 Wall Street European Equity Fund series and The 59 Wall Street Pacific Basin Equity Fund series, and fifty-million (50,000,000) shares of authorized capital stock being designated to each of the following three series: The 59 Wall Street
Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series. Of the fifty million (50,000,000) shares designated to each of The 59 Wall Street Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series, twenty-five million of such shares will be designated as the "Class N Shares" class of each such series and twenty-five million of such shares will be designated as the "Class I Shares" class of each such series.

         FIFTH: A description of the "Class I Shares" class of The 59 Wall Street Inflation-Indexed Securities Fund series, The 59 Wall Street
International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the "Class I Shares" class of each of The 59 Wall Street Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the "Class N Shares" class of each of The 59 Wall Street Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series.

         (b)  The  "Class  I  Shares"  class  of  each  of  The 59  Wall  Street
Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative, or service agreement, plan or other arrangement, and other administrative, recordkeeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sales loads, charges, expenses, fees or account size requirements of, as applicable, the "Class N Shares" class of each of The 59 Wall Street Inflation-Indexed Securities Fund series, The 59 Wall Street International Equity Fund series and The 59 Wall Street Tax-Efficient Equity Fund series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         SIXTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         SEVENTH: The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, The 59 Wall Street Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 7th day of March, 2001; and its President acknowledges that these Articles Supplementary are the act of The 59 Wall Street Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST                                          THE 59 WALL STREET FUND, INC.

/S/ CHRISTINE D. DORSEY                          /S/ PHILIP W. COOLIDGE
-------------------------                        --------------------------
Christine D. Dorsey, Secretary              Philip W. Coolidge, President